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Metris Receivables, Inc.         Metris Master Trust              Monthly Report
Securityholders Statement          Series 2000-1                       Jun-2000

Section 5.2                                                                  Class A               Class B         Excess Collateral
(i)  Security Amount                                                     447,514,000.00         67,956,000.00        147,513,425.00
(ii) Security Principal Distributed                                                0.00                  0.00                  0.00
(iii) Security Interest Distributed                                        2,592,318.08            415,168.69            567,143.47
(iv) Principal Collections                                                22,390,997.95          3,400,123.03          7,380,713,89
(v)  Finance Charge Collections                                            9,827,413.47          1,492,314.66          3,239,396.80
       Recoveries                                                            204,470.74             31,049.34             67,399.41
       Principal Funding Account Investment Earnings                               0.00                  0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings                     0.00                  0.00                  0.00
           Total Finance Charge Collections                               10,031,884.21          1,523,364.00          3,306,796.21
                     Total Collections                                    32,422,882.16          4,923,487.03         10,687,510.10
(vi) Aggregate Amount of Principal Receivables                                       --                    --                    --
       Invested Amount (End of Mth)                                      447,514,000.00         67,956,000.00        147,513,425.00
       Floating Allocation Percentage                                         8.2548705%            1.2535205%            2.7210416%
       Fixed/Floating Allocation Percentage                                   8.2548705%            1.2535205%            2.7210416%
       Invested Amount (Beg. of Mth)                                     447,514,000.00         67,956,000.00        147,513,425.00
       Average Daily Invested Amount                                                 --                    --                    --
(vii) Receivable Delinquencies (as a % of Total Receivables)                         --                    --                    --
        Current                                                                      --                    --                 86.10%
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                   --                    --                  6.15%
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                  --                    --                  2.39%
        90 Days and Over (60+ Days Contractually Delinquent)                         --                    --                  5.36%
                  Total Receivables                                                  --                    --                100.00%
(viii) Aggregate Investor Default Amount                                             --                    --                    --
         As a % of Average Daily Invested Amount
        (Annualized based on 366 days/year)                                          --                    --                    --
(ix) Charge-Offs                                                                   0.00                  0.00                  0.00
(x)  Servicing Fee                                                                   --                    --                    --
(xi) Unreimbursed Redirected Principal Collections                                   --                    --                    --
(xii) Excess Funding Account Balance                                                 --                    --                    --
(xiii) New Accounts Added                                                            --                    --                    --
(xiv) Average Gross Portfolio Yield                                                  --                    --                    --
         Average Net Portfolio Yield                                                 --                    --                    --
(xv) Minimum Base Rate                                                               --                    --                    --
        Excess Spread                                                                --                    --                    --
(xvi) Principal Funding Account Balance                                              --                    --                    --
(xvii) Accumulation Shortfall                                                        --                    --                    --
(xviii) Scheduled date for the commencement                                          --                    --                    --
        of the Accumulation Period
        Accumulation Period Length                                                   --                    --                    --
(xix) Principal Funding Account Investment Proceeds Deposit                          --                    --                    --
        Required Reserve Account Amount                                              --                    --                    --
        Available Reserve Account Amount                                             --                    --                    --
        Covered Amount                                                               --                    --                    --
(xx)  Aggregrate Interest Rate Caps Notional Amount                                  --                    --                    --
        Deposit to the Caps Proceeds Account                                         --                    --                    --


Section 5.2                                                                   Total
(i)  Security Amount                                                     662,983,425.00
(ii) Security Principal Distributed                                                0.00
(iii) Security Interest Distributed                                        3,574,630.23
(iv) Principal Collections                                                33,171,834.87
(v)  Finance Charge Collections                                           14,559,124.93
       Recoveries                                                            302,919.49
       Principal Funding Account Investment Earnings                               0.00
       Accumulation Period Reserve Account Investment Earnings                     0.00
           Total Finance Charge Collections                               14,862,044.42
                     Total Collections                                    48,033,879.29
(vi) Aggregate Amount of Principal Receivables                         5,421,211,648.01
       Invested Amount (End of Mth)                                      662,983,425.00
       Floating Allocation Percentage                                        12.2294326%
       Fixed/Floating Allocation Percentage                                  12.2294326%
       Invested Amount (Beg. of Mth)                                     662,983,425.00
       Average Daily Invested Amount                                     662,983,425.00
(vii) Receivable Delinquencies (as a % of Total Receivables)                         --
        Current                                                        4,917,916,247.50
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)       351,430,554.46
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)      136,312,352.18
        90 Days and Over (60+ Days Contractually Delinquent)             306,041,562.68
                  Total Receivables                                    5,711,700,716.82
(viii) Aggregate Investor Default Amount                                   6,112,406.53
         As a % of Average Daily Invested Amount
        (Annualized based on 366 days/year)                                       11.25%
(ix) Charge-Offs                                                                   0.00
(x)  Servicing Fee                                                         1,086,858.07
(xi) Unreimbursed Redirected Principal Collections                                 0.00
(xii) Excess Funding Account Balance                                               0.00
(xiii) New Accounts Added                                                             0
(xiv) Average Gross Portfolio Yield                                               27.35%
         Average Net Portfolio Yield                                              16.10%
(xv) Minimum Base Rate                                                             9.15%
        Excess Spread                                                              6.95%
(xvi) Principal Funding Account Balance                                            0.00
(xvii) Accumulation Shortfall                                                      0.00
(xviii) Scheduled date for the commencement
          of the Accumulation Period                                       January 2004
        Accumulation Period Length                                                  N/A
(xix) Principal Funding Account Investment Proceeds Deposit                        0.00
        Required Reserve Account Amount                                            0.00
        Available Reserve Account Amount                                           0.00
        Covered Amount                                                             0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount                      600,000,000.00
        Deposit to the Caps Proceeds Account                                       0.00
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